Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. REPORTS

THIRD-QUARTER 2012 FINANCIAL RESULTS

Third quarter 2012 diluted EPS increases 18 cents versus the same quarter last year, while first nine-months 2012 diluted EPS grows 16.4 percent versus the first nine months of 2011

Fort Lauderdale, Fla., November 9, 2012 - Universal Insurance Holdings, Inc. (UIH) (NYSE MKT: UVE) with its wholly-owned subsidiaries (the Company or Universal), a vertically integrated insurance holding company, reported net income of $8.3 million, or $0.20 per diluted share, an increase of $0.18, for the third quarter of 2012, compared to net income of $1.0 million, or $0.02 per diluted share, for the same period in 2011.

Third-Quarter 2012 Results

Net income during the third quarter of 2012 increased $7.3 million, or $0.18 per diluted share, as a result of an increase in net earned premiums and improved performance in the Company’s investment trading portfolio.

Direct premiums written collectively by Universal Property & Casualty Insurance Company (UPCIC) and American Platinum Property and Casualty Insurance Company (APPCIC), Universal’s wholly-owned insurance company subsidiaries, rose 12.6 percent during the third quarter of 2012. Net premiums earned grew $9.9 million, or 19.9 percent, in the third quarter of 2012 compared to the same quarter in 2011, primarily as a result of increases in premium rates over the past 24 months, the most recent of which were in January and February of 2012, and a reduction in the quota-share cession rate from 50 percent for the 2011-2012 reinsurance program to 45 percent for the 2012-2013 reinsurance program.

Third-quarter 2012 operating costs increased compared to the same quarter last year, as net losses and loss adjustment expenses (LAE) increased $7.0 million, or 23.7 percent, while general and administrative expenses increased $5.4 million, or 28.9 percent. Also in the third quarter, the Company decided to forego efforts to collect $5.4 million from a reinsurer because the tangible and intangible costs associated with the collection effort appeared likely to exceed the amount claimed.

At September 30, 2012, stockholders’ equity was $166.0 million compared to $161.8 million at June 30, 2012, and $156.9 million at September 30, 2011.

Cash Dividends

On September 10, 2012, UIH announced that its board of directors declared a cash dividend of $0.08 per share, which was paid on October 9, 2012, to shareholders of record on September 26, 2012. At that time, the board further indicated that it expects to declare an additional dividend of the same amount to shareholders of record in the fourth quarter, which would bring this year’s aggregate declared annual dividend to $0.34 for each share of common stock. Declaration and payment of future dividends is subject to the discretion of UIH’s board and will be dependent on future earnings, cash flows, financial requirements and other factors.

First Nine-Months 2012 Results

For the first nine months of 2012, the Company’s net income and diluted earnings per share grew by 15.5 percent and 16.4 percent, respectively, compared to the same period of 2011.

Net premiums earned increased 11.3 percent for the first nine months of 2012 compared to the same period of 2011, primarily as a result of the previously mentioned rate increases, which have had a positive effect on premium generated by renewal policies.

Tropical Storm/Hurricane Sandy Update

The Company has received few claims from Tropical Storm/Hurricane Sandy, which recently affected the eastern United States. The insurance company subsidiaries write most of their policies in Florida, which was not severely affected.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the three leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended September 30, 2012.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$192,986	$171,370	$605,557	$558,024
Ceded premiums written	(132,776)	(123,984)	(398,643)	(393,673)

Net premiums written	60,210	47,386	206,914	164,351
Change in net unearned premium	(698)	2,248	(43,068)	(17,189)

Premiums earned, net	59,512	49,634	163,846	147,162
Net investment income (expense)	215	122	163	358
Net realized gains (losses) on investments	(3,142)	5,884	(12,296)	12,496
Net unrealized gains (losses) on investments	8,091	(15,985)	11,490	(23,037)
Net foreign currency gains (losses) on investments	—	(455)	23	(384)
Commission revenue	4,822	5,192	15,494	14,313
Policy fees	3,461	3,535	11,434	12,110
Other revenue	1,578	1,486	4,558	4,400

Total premiums earned and other revenues	74,537	49,413	194,712	167,418

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	36,301	29,343	91,912	81,380
General and administrative expenses	24,262	18,827	59,605	48,598

Total operating costs and expenses	60,563	48,170	151,517	129,978

INCOME BEFORE INCOME TAXES	13,974	1,243	43,195	37,440

Income taxes, current	624	7,331	10,484	25,690
Income taxes, deferred	5,094	(7,063)	6,805	(10,672)

Income taxes, net	5,718	268	17,289	15,018

NET INCOME AND COMPREHENSIVE INCOME	$8,256	$975	$25,906	$22,422

Basic earnings per common share	$0.21	$0.02	$0.65	$0.57

Weighted average of common shares outstanding - Basic	39,679	39,190	39,579	39,177

Fully diluted earnings per common share	$0.20	$0.02	$0.64	$0.55

Weighted average of common shares outstanding - Diluted	40,450	40,330	40,458	40,536

Cash dividends declared per common share	$0.08	$0.08	$0.26	$0.18

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	As of
	September 30, 2012	December 31, 2011
ASSETS:
Cash and cash equivalents	$365,675	$229,685
Restricted cash and cash equivalents	95,135	78,312
Fixed maturities, at fair value	4,008	3,801
Equity securities, at fair value	48,875	95,345
Prepaid reinsurance premiums	248,899	243,095
Reinsurance recoverables	80,800	85,706
Reinsurance receivable, net	30,528	55,205
Premiums receivable, net	56,044	45,828
Receivable from securities sold	1,750	9,737
Other receivables	3,197	2,732
Property and equipment, net	8,838	7,116
Deferred policy acquisition costs, net	18,019	12,996
Income taxes recoverable	406	—
Deferred income tax asset, net	16,185	22,991
Other assets	1,553	1,477

Total assets	$979,912	$894,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$172,674	$187,215
Unearned premiums	408,714	359,842
Advance premium	18,468	19,390
Accounts payable	4,252	4,314
Bank overdraft	29,198	25,485
Payable for securities purchased	4,706	1,067
Reinsurance payable	123,934	87,497
Income taxes payable	23	12,740
Dividends payable to shareholders	3,287	—
Other liabilities and accrued expenses	28,054	24,780
Long-term debt	20,588	21,691

Total liabilities	813,898	744,021

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	1	1
Authorized shares - 1,000
Issued shares - 108
Outstanding shares - 108
Minimum liquidation preference, $2.66 per share
Common stock, $.01 par value	419	411
Authorized shares - 55,000
Issued shares - 41,889 and 41,100
Outstanding shares - 40,871 and 40,082
Treasury shares, at cost - 1,018	(3,101)	(3,101)
Additional paid-in capital	37,408	36,536
Retained earnings	131,287	116,158

Total stockholders’ equity	166,014	150,005

Total liabilities and stockholders’ equity	$979,912	$894,026